Exhibit 99.1
TaskUs Announces Fiscal Third Quarter 2025 Results
NEW BRAUNFELS, Texas, November 7, 2025 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the third quarter ended September 30, 2025.
•Total revenues of $298.7 million, 17.0% year-over-year growth.
•Net income of $31.4 million, net income margin of 10.5%.
•Adjusted Net Income of $39.0 million, Adjusted Net Income margin of 13.1%.
•Diluted EPS of $0.34, Adjusted EPS of $0.42.
•Adjusted EBITDA of $63.5 million, Adjusted EBITDA margin of 21.2%.
•Net cash provided by operating activities of $54.3 million, Free Cash Flow of $42.0 million and 66.1% conversion of Adjusted EBITDA to Free Cash Flow. Adjusted Free Cash Flow of $48.0 million and 75.6% conversion of Adjusted EBITDA to Adjusted Free Cash Flow.
“In the third quarter of 2025, we generated record revenue of $298.7 million, a year-over-year growth rate of 17.0%, led by our third quarter in a row of more than 50% growth in AI Services. We also delivered Adjusted EBITDA margins of 21.2%, which we believe to be among the best in our industry. These results are a testament to our operational execution, financial discipline and the investments we have made in our specialized service offerings,” said Co-Founder and CEO, Bryce Maddock. “Looking forward, we plan to increase our investments in Generative AI led transformation services to support our clients in the AI era.”
Third Quarter 2025 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change
Service revenue	$298,713	$255,345	17.0%	$870,591	$720,743	20.8%
Net income	$31,375	$12,699	147.1%	$72,570	$37,011	96.1%
Net income margin	10.5%	5.0%		8.3%	5.1%
Adjusted Net Income	$38,990	$34,277	13.7%	$114,625	$90,184	27.1%
Adjusted Net Income margin	13.1%	13.4%		13.2%	12.5%
Diluted EPS	$0.34	$0.14	142.9%	$0.78	$0.40	95.0%
Adjusted EPS	$0.42	$0.37	13.5%	$1.23	$0.98	25.5%
Adjusted EBITDA	$63,452	$54,215	17.0%	$187,676	$156,072	20.2%
Adjusted EBITDA margin	21.2%	21.2%		21.6%	21.7%
Net cash provided by operating activities	$54,264	$17,019	218.8%	$107,549	$98,230	9.5%
Free Cash Flow	$41,962	$6,286	567.5%	$63,796	$79,409	(19.7)%
Conversion of Adjusted EBITDA to Free Cash Flow	66.1%	11.6%		34.0%	50.9%
Adjusted Free Cash Flow	$47,987	$9,097	427.5%	$76,943	$82,220	(6.4)%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow	75.6%	16.8%		41.0%	52.7%
•AI Services remained TaskUs’ fastest growing service line for the third quarter in a row, with year-over-year growth of more than 60%.
•Trust + Safety year-over-year revenue growth remained strong at nearly 20%.
•Recognized as a Leader in the Everest Group’s Trust and Safety Services PEAK Matrix® Assessment for the third year in a row during Q2.
•Ended the third quarter of 2025 with 63,800 teammates.

“Revenue grew 20.8% during the nine months ended September 30, 2025, led by 63.7% growth in AI Services and 26.2% growth in Trust + Safety” said Chief Financial Officer, Balaji Sekar. “We expect total revenue for the full year 2025 to range between $1.173 billion and $1.175 billion, with an Adjusted EBITDA margin of approximately 21.1% and Adjusted Free Cash Flow of approximately $100 million. Our strong balance sheet and cash flow position us well for the investments needed for the transformation ahead.“
Fourth Quarter and Full Year 2025 Outlook
For the fourth quarter and full year 2025 TaskUs expects its financial results to include:

2025 Outlook
	Fourth Quarter	Full Year
Revenue (in millions)	$302.4 to $304.4	$1,173 to $1,175
Revenue growth (YoY) at midpoint	10.6%	18.0%
Adjusted EBITDA Margin[1]	~19.8%	~21.1%
Adjusted Free Cash Flow (in millions)[2]	N/A	~$100
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
2.Adjusted Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period, excluding certain non-recurring adjustments. At the midpoint of our guidance, net cash provided by operating activities for the full year 2025 is expected to be approximately $165 million and purchase of property and equipment is expected to be approximately $65 million. Our Adjusted Free Cash Flow guidance and expected net cash provided by operating activities excludes the impact of certain transaction costs, litigation costs and operational efficiency costs, due to the unpredictability of the costs and timing of payments.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s third quarter 2025 financial results and financial outlook. This call is scheduled to begin at 8:00 am ET. Analysts and investors who wish to participate in the call can register by visiting the following link: http://services.incommconferencing.com/DiamondPassRegistration/register?confirmationNumber=13756784&linkSecurityString=1e6db2b840
To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. A replay of the audio webcast will be available on the same website for 12 months following the call. At the time of the conference call and webcast, the Company will post a slide presentation and other materials available on its website.
About TaskUs
TaskUs is a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fast-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ride-sharing, technology, financial services and healthcare. As of September 30, 2025, TaskUs had a worldwide headcount of approximately 63,800 people across 30 locations in 13 countries, including the United States, the Philippines, and India.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements including the statements in the “Fourth Quarter and Full Year 2025 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; our inability to anticipate clients’ needs by adapting to market and technology trends; utilization of artificial intelligence by our clients or our failure to incorporate artificial intelligence into our operations; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; risks relating to the termination of the merger we originally announced on May 8, 2025, including the risk that the termination could adversely affect our stock price, business, financial condition and results of operations; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; volatile, unfavorable or uncertain economic or political conditions, particularly in the markets in which our clients and operations are concentrated, and the effects of these conditions on our clients’ businesses; our dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; our inability to effectively expand our operations into countries or industries in which we have no prior operating experience and in which we may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; the dual class structure of our common stock; and the volatility of the market price of our Class A common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, as such factors may be updated from time to time in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. TaskUs undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (“GAAP”), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, Conversion of Adjusted EBITDA to Free Cash Flow and Conversion of Adjusted EBITDA to Adjusted Free Cash Flow. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, and manage TaskUs’ business and evaluate its performance. Management also believes that certain of these measures help investors compare TaskUs’ operating performance with its results in prior periods or assess liquidity. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.
Investor Contact
Trent Thrash
IR@taskus.com
Media Contact
Ramya Kumaraswamy
mediainquiries@taskus.com

TaskUs, Inc.
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Service revenue	$298,713	$255,345	$870,591	$720,743
Operating expenses:
Cost of services	185,420	153,765	537,169	433,052
Selling, general and administrative expense	59,699	62,650	185,529	171,830
Depreciation	10,553	9,758	30,423	30,525
Amortization of intangible assets	5,005	4,988	14,978	14,955
Loss (gain) on disposal of assets	95	(10)	(49)	(93)
Total operating expenses	260,772	231,151	768,050	650,269
Operating income	37,941	24,194	102,541	70,474
Other expense (income), net	(8,407)	898	(9,907)	(2,007)
Financing expenses	4,627	5,504	13,925	16,532
Income before income taxes	41,721	17,792	98,523	55,949
Provision for income taxes	10,346	5,093	25,953	18,938
Net income	$31,375	$12,699	$72,570	$37,011
Net income per common share:
Basic	$0.35	$0.14	$0.81	$0.42
Diluted	$0.34	$0.14	$0.78	$0.40
Weighted-average number of common shares outstanding:
Basic	90,128,176	88,978,159	89,887,246	88,701,787
Diluted	93,057,417	92,579,919	93,096,587	92,019,911

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$209,981	$192,166
Accounts receivable, net of allowance for credit losses of $841 and $1,299, respectively	238,472	198,996
Income tax receivable	1,773	912
Prepaid expenses and other current assets	41,417	43,278
Total current assets	491,643	435,352
Noncurrent assets:
Property and equipment, net	91,404	66,775
Operating lease right-of-use assets	58,016	47,334
Deferred tax assets	9,422	8,431
Intangibles	158,494	172,525
Goodwill	219,527	216,791
Other noncurrent assets	8,860	6,090
Total noncurrent assets	545,723	517,946
Total assets	$1,037,366	$953,298
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$50,710	$53,403
Accrued payroll and employee-related liabilities	69,825	54,160
Current portion of debt	19,872	14,809
Current portion of operating lease liabilities	20,777	16,087
Current portion of income tax payable	5,946	9,839
Deferred revenue	3,266	3,727
Total current liabilities	170,396	152,025
Noncurrent liabilities:
Income tax payable	9,054	6,496
Long-term debt	226,453	241,357
Operating lease liabilities	40,551	32,946
Accrued payroll and employee-related liabilities	7,754	6,425
Deferred tax liabilities	15,636	17,046
Other noncurrent liabilities	2	84
Total noncurrent liabilities	299,450	304,354
Total liabilities	469,846	456,379
Total shareholders’ equity	567,520	496,919
Total liabilities and shareholders’ equity	$1,037,366	$953,298

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$72,570	$37,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,652	30,525
Amortization of intangibles	14,978	14,955
Amortization of debt financing fees	447	447
Gain on disposal of assets	(49)	(93)
Provision for (benefit from) credit losses	678	(25)
Unrealized foreign exchange gains on forward contracts	—	(166)
Deferred taxes	(3,231)	(1,813)
Stock-based compensation expense	23,428	31,954
Changes in operating assets and liabilities:
Accounts receivable	(38,781)	(23,452)
Prepaid expenses and other current assets	6,035	(5,807)
Operating lease right-of-use assets	15,306	11,883
Other noncurrent assets	(2,798)	(809)
Accounts payable and accrued liabilities	(10,633)	3,318
Accrued payroll and employee-related liabilities	15,717	20,904
Operating lease liabilities	(13,759)	(12,423)
Income tax payable	(2,455)	(7,592)
Deferred revenue	(475)	(442)
Other noncurrent liabilities	(81)	(145)
Net cash provided by operating activities	107,549	98,230
Cash flows from investing activities:
Purchase of property and equipment	(43,753)	(18,821)
Net cash used in investing activities	(43,753)	(18,821)
Cash flows from financing activities:
Payments for deferred business acquisition consideration	(150)	(144)
Payments on long-term debt	(10,125)	(5,063)
Proceeds from employee stock plans	8,462	3,301
Payments for taxes related to net share settlement	(9,907)	(3,880)
Payments for stock repurchases	(27,783)	(15,468)
Net cash used in financing activities	(39,503)	(21,254)
Increase in cash and cash equivalents	24,293	58,155
Effect of exchange rate changes on cash	(6,478)	(3,550)
Cash and cash equivalents at beginning of period	192,166	125,776
Cash and cash equivalents at end of period	$209,981	$180,381

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income	$31,375	$12,699	$72,570	$37,011
Provision for income taxes	10,346	5,093	25,953	18,938
Financing expenses	4,627	5,504	13,925	16,532
Depreciation	10,553	9,758	30,423	30,525
Amortization of intangible assets	5,005	4,988	14,978	14,955
EBITDA	$61,906	$38,042	$157,849	$117,961
Transaction costs(1)	1,829	—	11,993	—
Operational efficiency costs(2)	881	—	2,108	—
Foreign currency losses (gains)(3)	(6,678)	2,490	(5,229)	2,192
Loss (gain) on disposal of assets	95	(10)	(49)	(93)
Severance costs(4)	362	—	1,197	487
Litigation costs(5)	—	4,412	—	7,030
Stock-based compensation expense(6)	6,513	10,742	24,159	32,434
Interest income(7)	(1,456)	(1,461)	(4,352)	(3,939)
Adjusted EBITDA	$63,452	$54,215	$187,676	$156,072
Net Income Margin(8)	10.5%	5.0%	8.3%	5.1%
Adjusted EBITDA Margin(8)	21.2%	21.2%	21.6%	21.7%
(1) Represents non-recurring professional service fees related to the take-private transaction that have been expensed during the period.
(2) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(3) Realized and unrealized foreign currency losses and gains include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(6) Represents stock-based compensation expense, as well as associated payroll tax.
(7) Represents interest earned on short-term savings, time-deposits and money market funds.
(8) Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income	$31,375	$12,699	$72,570	$37,011
Amortization of intangible assets	5,005	4,988	14,978	14,955
Transaction costs(1)	1,829	—	11,993	—
Operational efficiency costs(2)	881	—	2,108	—
Foreign currency losses (gains)(3)	(6,678)	2,490	(5,229)	2,192
Loss (gain) on disposal of assets	95	(10)	(49)	(93)
Severance costs(4)	362	—	1,197	487
Litigation costs(5)	—	4,412	—	7,030
Stock-based compensation expense(6)	6,513	10,742	24,159	32,434
Tax impacts of adjustments(7)	(392)	(1,044)	(7,102)	(3,832)
Adjusted Net Income	$38,990	$34,277	$114,625	$90,184
Net Income Margin(8)	10.5%	5.0%	8.3%	5.1%
Adjusted Net Income Margin(8)	13.1%	13.4%	13.2%	12.5%
(1) Represents non-recurring professional service fees related to the take-private transaction that have been expensed during the period.
(2) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(3) Realized and unrealized foreign currency losses and gains include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(6) Represents stock-based compensation expense, as well as associated payroll tax.
(7) Represents tax impacts of adjustments to net income which resulted in a tax benefit during the period, including stock-based compensation expense, transaction costs, operational efficiency costs, and litigation costs. After these adjustments, we applied a non-GAAP effective tax rate of 20.9% and 18.6% for the three months ended September 30, 2025 and 2024, respectively, and 24.0% and 23.7% for the nine months ended September 30, 2025 and 2024, respectively, to non-GAAP income before income taxes.
(8) Net Income Margin represents net income divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
GAAP diluted EPS	$0.34	$0.14	$0.78	$0.40
Per share adjustments to net income(1)	0.08	0.23	0.45	0.58
Adjusted EPS	$0.42	$0.37	$1.23	$0.98

Weighted-average common shares outstanding – diluted	93,057,417	92,579,919	93,096,587	92,019,911

(1) Reflects the aggregate adjustments made to reconcile net income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
(in thousands, except percentages)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$54,264	$17,019	$107,549	$98,230
Purchase of property and equipment	(12,302)	(10,733)	(43,753)	(18,821)
Free Cash Flow	$41,962	$6,286	$63,796	$79,409
Payment for transaction costs	642	—	3,189	—
Payment for litigation costs	4,502	2,811	7,850	2,811
Payment for operational efficiency costs	881	—	2,108	—
Adjusted Free Cash Flow	$47,987	$9,097	$76,943	$82,220
Conversion of Adjusted EBITDA to Free Cash Flow(1)	66.1%	11.6%	34.0%	50.9%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow(1)	75.6%	16.8%	41.0%	52.7%
(1) Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.
Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and interest income, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Adjusted Free Cash Flow is a non-GAAP liquidity measure that represents Free Cash Flow before the payments for transaction costs, operational efficiency costs and certain litigation costs that are considered non-recurring and outside of the ordinary course of business, which would hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Our management believes that the inclusion of these supplementary adjustments to Free Cash Flow are appropriate to provide additional information to investors about these unusual items that we do not expect to continue at the same level in the future.
Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.